UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 19, 2013

Commission File Number:  333-57818

Augme Technologies, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
20-0122076
(IRS Employer Identification No.)

4400 Carillon Point, Kirkland, Washington 98033
(Address of principal executive offices)

855-423-5433
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 19, 2013, the staff of the Securities and Exchange Commission (the "Commission") issued a letter stating that the Commission staff's investigation of Augme Technologies, Inc. ("Augme") has been completed and that the Commission staff does not intend to recommend any enforcement action by the Commission.

This disclosure updates Augme's prior disclosures regarding the Commission's subpoena received by Augme on February 26, 2013 seeking documents and information with respect to statements made by Augme between October 2010 and April 2011 in certain press releases, investor presentations and filings with the Commission, specifically those disclosures made in Item 3 (Legal Proceedings) of Augme's annual report on Form 10-K for the fiscal year ended February 28, 2013, filed with the Commission on May 24, 2013, and Note 8 to Augme's financial statements for the fiscal quarter ended May 31, 2013 set forth in its quarterly report on Form 10-Q filed with the Commission on July 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc.

Date:   August 21, 2013
By:	/s/ Ivan E. Braiker

Name: Ivan E. Braiker
Title: President and Chief Executive Officer